Exhibit (q)

TENGROVE ETF TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a trustee of the abovereferenced organization, hereby constitutes and appoints William O’Boyle and Joseph Tennant and each of them (with full power to each of them to act alone) his/her true and lawful attorneyin-fact and agent, for him/her on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign and file one or more Registration Statements of TenGrove ETF Trust on Form N-1A under the Securities Act of 1933, as amended (File No. 333-298766) and the Investment Company Act of 1940, as amended (File No. 811-24216), including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of securities thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-infact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED: OCTOBER 26, 2026

/s/ Sharon Cheever
Sharon Cheever

/s/ Sam Levine
Sam Levine

/s/ Robert Sobieski
Robert Sobieski